                                                                     Exhibit 4.2

                             SIOUXLAND ETHANOL, LLC

                             SUBSCRIPTION AGREEMENT

                   Limited Liability Company Membership Units

                                $10,000 PER UNIT

                     MINIMUM INVESTMENT OF 2 UNITS ($20,000)
                     1 UNIT INCREMENTS THEREAFTER ($10,000)

The undersigned subscriber, desiring to become a member of Siouxland Ethanol, LLC ("Siouxland"), a Nebraska limited liability company, with its principal place of business at 110 East Elk Street, Jackson, Nebraska 68743, hereby subscribes for the purchase of the membership interests of Siouxland, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

     1. Subscriber's Printed Name
                                  ----------------------------------------------

     2. Title, if applicable:
                              --------------------------------------------------

     3. Subscriber's Address:
        Street
               -----------------------------------------------------------------
        City, State, Zip Code
                              --------------------------------------------------

     4. Subscriber's Telephone Number:
          Home
               -----------------------------------------------------------------
          Business
                   -------------------------------------------------------------

     5. Email Address:
                       ---------------------------------------------------------

B. NUMBER OF UNITS PURCHASED. You must purchase at least 2 units. Your ownership interest may not exceed 40% of all our outstanding membership units. We presently have 195 units outstanding. Accordingly, assuming that we sell the minimum number of 1,900 units in this offering, you may not purchase more than 838 units. The maximum number of units to be sold is 4,600.

     ---------------

     ---------------

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

    1. Total Purchase Price     =     2. 1st Installment     +     3. 2nd Installment
($10,000 Per Unit multiplied by   (10% of the Total Purchase   (90% of the Total Purchase
  the number in box B above.)               Price)                       Price)

-------------------------------   --------------------------   --------------------------
                                =                            +
-------------------------------   --------------------------   --------------------------

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the "Prospectus") in its entirety including exhibits for a complete explanation of an investment in Siouxland Ethanol, LLC. To subscribe, you must:

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY'S RELEASE OF FUNDS FROM
ESCROW: If you are subscribing prior to the Company's release of funds from escrow, you must follow Steps 1 through 5 below:

     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to U.S. Bank, escrow agent for Siouxland Ethanol LLC. You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant Siouxland Ethanol, LLC a security interest in your Units.

     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

     Siouxland Ethanol, LLC   U.S. Bank National Association
     110 E. Elk Street        Attn: Russell L. Wermers
     Jackson NE 68743         501 Pierce Street
                              Sioux City, IA 51102

     5. Upon written notice from Siouxland Ethanol, LLC stating that its sales of Units have exceeded the Minimum Offering amount of $19,000,000, you must, within twenty (20) days secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to U.S. Bank, NA escrow agent for Siouxland Ethanol, LLC in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within twenty (20) days of the date of Siouxland's written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Siouxland shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.

     Your funds will be placed in Siouxland's escrow account at U.S. Bank, NA. The funds will be released to Siouxland or returned to you in accordance with the escrow arrangements described in the Prospectus. Siouxland may, in its sole discretion, reject or accept any part or all of your subscription. If Siouxland rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. Siouxland may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY'S RELEASE OF FUNDS FROM
ESCROW: If you are subscribing after the Company's release of funds from escrow, you must follow Steps 1 through 3 below:

     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to "SIOUXLAND ETHANOL, LLC."

     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:

     Siouxland Ethanol, LLC
     110 East Elk Street
     Jackson NE 68743

     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Siouxland may, in its sole discretion, reject or accept any part or all of your subscription. If Siouxland rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Siouxland may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

YOU MAY DIRECT YOUR QUESTIONS TO ONE OF OUR DIRECTORS LISTED BELOW OR TO SIOUXLAND AT 402-632-2676.

    Director        Cell Number    Home Number
    --------        -----------    -----------
Tom Lynch          712-251-3719   402-632-4995
Pam Miller         712-251-0302   402-698-2122
Ronald Wetherell   712-436-2266   712-436-2488
Shennen Saltzman   712-203-1581   402-494-7592

E. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:

     1. FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

          [ ] Individual

          [ ] Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)

          [ ] Corporation, Limited Liability Company or Partnership (Corporate
              Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

          [ ] Trust
                 Trustee's Name:
                                 -----------------------------------------------
                 Trust Date:
                             ---------------------------------------------------

          [ ] Other: Provide detailed information in the space immediately below.

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

     2. SUBSCRIBER'S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor's Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

          [ ] Check box if you are a non-resident alien

          [ ] Check box if you are a U.S. citizen residing outside of the United
              States

          [ ] Check this box if you are subject to backup withholding

          Subscriber's Social Security No.
                                           -------------------------------------
          Joint Subscriber's Social Security No.
                                                 -------------------------------
          Taxpayer Identification No.
                                      ------------------------------------------

     3. MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

          Address:
                   -------------------------------------------------------------

                   -------------------------------------------------------------

     4.   STATE OF RESIDENCE.

          State of Principal Residence:
                                        ----------------------------------------
          State where driver's license is issued:
                                                  ------------------------------
          State where resident income taxes are filed:
                                                       -------------------------
          State(s) in which you have maintained your principal residence during the past three years:

          ---------------------   ---------------------   ----------------------
          a                       b.                      c.
          ---------------------   ---------------------   ----------------------

     5. SUITABILITY STANDARDS. You cannot invest in Siouxland unless you meet one, or more, of the following suitability tests (a, b, or c) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

          a. I (We) are "Agricultural Producers" as defined below. For purposes of this Subscription Agreement, an "Agricultural Producer" is defined as a person who satisfies ONE of the following:

               [ ] You regularly participate in the operation or management of a farming operation and file Schedule F as part of your annual income tax return.

               [ ] You have at least 150 acres of agricultural land under production.

               [ ] You are a shareholder, member, manager or director of a family farm corporation, family farm limited liability company or family farm partnership.

          b. [ ] I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

          c. [ ] I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.

     6. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

          By signing below the subscriber represents and warrants to Siouxland that he, she or it:

          a. has received a copy of Siouxland's Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto;

          b. has been informed that the Units of Siouxland are offered and sold in reliance upon a federal securities registration; Nebraska, South Dakota, and Iowa securities registrations; and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

          c. has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Nebraska, South Dakota and Iowa, and that Siouxland is relying in part upon the representations of the undersigned Subscriber contained herein;

          d. has been informed that the securities subscribed for have not been approved or disapproved by the Nebraska, South Dakota or Iowa Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

          e. intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

          f. understands that there is no present market for Siouxland's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

          g. has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

          h. has received a copy of the Siouxland Amended and Restated Operating Agreement, dated February 24, 2005, and understands that upon closing the escrow by Siouxland, the subscriber and the membership units will be bound by the provisions of the Amended and Restated Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

          i. understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Siouxland Amended and Restated Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Amended and Restated Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

          j. meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

          k. understands that Siouxland will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Siouxland in their sole discretion:

                  THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

          l. understands that, to enforce the above legend, Siouxland may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

          m. has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned's investment;

          n. may not transfer or assign this subscription agreement, or any of the subscriber's interest herein;

          o. has written his, her, or its correct taxpayer identification number under Item 3 on this subscription agreement;

          p. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item 2 is checked);

          q. understands that execution of the attached Promissory Note and Security Agreement will allow Siouxland or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

          r. Acknowledges that Siouxland may retain possession of certificates representing subscriber's Units to perfect its security interest in those Units.

SIGNATURE OF SUBSCRIBER/ JOINT SUBSCRIBER:

DATE: __________________

INDIVIDUALS:                            ENTITIES:


-------------------------------------   ----------------------------------------
Name of Individual Subscriber           Name of Entity (Please Print)
(Please Print)


-------------------------------------   ----------------------------------------
Signature of Individual                 Print Name and Title of Officer


-------------------------------------   ----------------------------------------
Name of Joint Individual Subscriber     Signature of Officer
(Please Print)


-------------------------------------
Signature of Joint Individual
Subscriber


ACCEPTANCE OF SUBSCRIPTION BY SIOUXLAND ETHANOL, LLC:

Siouxland Ethanol, LLC hereby accepts the subscription for the above Units.

Dated this ___________ day of _______________________, 200___.

SIOUXLAND ETHANOL, LLC

By:
    ---------------------------------
Its:
     --------------------------------

                     PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ______________________________, 200__.

                                $10,000 PER UNIT

                MINIMUM INVESTMENT OF 2 UNITS ($20,000), 1 UNIT INCREMENTS THEREAFTER ($10,000)

                Number of Units subscribed
---------------

                Total Purchase Price ($10,000 per Unit multiplied by number of --------------- Units subscribed)

(             ) Less Initial Payment (10% of Principal Amount)
 -------------

                Principal Balance
---------------

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Siouxland Ethanol, LLC, a Nebraska limited liability company ("Siouxland"), at its principal office located 110 East Elk Street, Jackson, Nebraska 68743, or at such other place as required by Siouxland, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the Siouxland Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Siouxland.

The undersigned agrees to pay to Siouxland on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys' fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Nebraska.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Siouxland and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to Siouxland, and its successors and assigns ("Secured Party"), a purchase money security interest in all of the undersigned's Membership Units of Siouxland now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated: ______________, 200__.

OBLIGOR/DEBTOR:                          JOINT OBLIGOR/DEBTOR:


--------------------------------------   ---------------------------------------
Printed or Typed Name of Joint Obligor   Printed or Typed Name of Obligor


By:                                      By:
    ----------------------------------       -----------------------------------
    (Signature)                              (Signature)

--------------------------------------
Officer Title if Obligor is an Entity

--------------------------------------

--------------------------------------
Address of Obligor

                                   EXHIBIT "A"

                              MEMBER SIGNATURE PAGE

                                     ADDENDA
                                     TO THE
                              AMENDED AND RESTATED
                             OPERATING AGREEMENT OF
                             SIOUXLAND ETHANOL, LLC

     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Siouxland Ethanol, LLC, has received a copy of the Amended and Restated Operating Agreement, dated February 24, 2005, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.

INDIVIDUALS:                            ENTITIES:


-------------------------------------   ----------------------------------------
Name of Individual Member               Name of Entity (Please Print)
(Please Print)


-------------------------------------   ----------------------------------------
Signature of Individual                 Print Name and Title of Officer


-------------------------------------   ----------------------------------------
Name of Joint Individual Member         Signature of Officer
(Please Print)


-------------------------------------
Signature of Joint Individual Member


Agreed and accepted on behalf of the
Company and its Members:

SIOUXLAND ETHANOL, LLC


By:
    ---------------------------------
Its:
     --------------------------------


                                        1